UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
Current Report
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
May 14, 2008

PETROQUEST ENERGY, INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State of Incorporation)	72-1440714 (I.R.S. Employer Identification No.)

400 E. Kaliste Saloom Rd., Suite 6000
Lafayette, Louisiana (Address of principal executive offices)	70508 (Zip code)
Commission File Number: 0-019020
Registrant’s telephone number, including area code: (337) 232-7028
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 9.01 Financial Statements and Exhibits.
SIGNATURE
INDEX TO EXHIBITS

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     At the 2008 annual meeting of the stockholders of PetroQuest Energy, Inc. (the “Company”) held on May 14, 2008, the Company’s stockholders approved a proposal to amend and restate the Company’s 1998 Incentive Plan (the “Incentive Plan”) to:
•	Increase the number of shares reserved thereunder from (i) the greater of 7,000,000 shares or fifteen percent (15%) of the Company’s issued and outstanding shares on the first day of the then-current fiscal quarter to (ii) the greater of 8,000,000 shares or fifteen percent (15%) of the Company’s issued and outstanding shares on the first day of the then-current fiscal quarter;

•	Make other conforming changes required or made desirable by recent changes in applicable law and accounting rules, including, but not limited to Section 409A of the Internal Revenue Code of 1986, as amended, and in accordance with the Company’s evaluation of current best compensation practices;

•	Continue the Incentive Plan’s term for a period of 10 years from the effective date of May 14, 2008; and

•	Continue the specified performance based criteria for performance units and performance shares.
     A summary of the material terms of the Incentive Plan can be found in the Company’s Definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on April 9, 2008 (the “Proxy Statement”), and such summary is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description of Exhibit
10.1
PetroQuest Energy, Inc. 1998 Incentive Plan, as amended and restated effective May 14, 2008 (incorporated by reference to Appendix A to the Company’s Definitive Proxy Statement on Schedule 14A filed with the SEC on April 9, 2008).

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: May 15, 2008

PETROQUEST ENERGY, INC.
/s/ W. Todd Zehnder
W. Todd Zehnder, Executive Vice
President, Chief Financial Officer and Treasurer

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit
10.1
PetroQuest Energy, Inc. 1998 Incentive Plan, as amended and restated effective May 14, 2008 (incorporated by reference to Appendix A to the Company’s Definitive Proxy Statement on Schedule 14A filed with the SEC on April 9, 2008).